UNITED STATES

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GameStop Corp.

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GameStop Announces Change of Location of Annual Meeting of Stockholders to Be Held on June 12, 2020

Grapevine, Texas (June 2, 2020) — GameStop Corp. (NYSE: GME), today announced a change in the meeting location for the Company’s Annual Meeting of Stockholders scheduled for Friday, June 12, 2020 at 8:00 a.m. Central Daylight Time from the Hilton Southlake Town Square located at 1400 Plaza Place, Southlake, Texas, 76092 to 633 Westport Parkway, Grapevine, Texas 76051. For additional information regarding the Annual Meeting, please refer to the Company’s proxy materials filed with the Securities and Exchange Commission, including the Company’s definitive proxy statement filed on April 28, 2020.

As described in the proxy materials for the Annual Meeting, stockholders are entitled to attend and vote at the Annual Meeting only if they held shares as of the close of business on April 20, 2020, the record date designated by the Board of Directors for the meeting.

Additional Information

On April 28, 2020, the Company filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the SEC in connection with its solicitation of proxies for its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The definitive proxy statement is also being mailed to the Company’s stockholders beginning on or about April 28, 2020. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING BLUE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website, http://news.gamestop.com/home.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Annual Meeting can be found in the definitive proxy statement filed on April 28, 2020 and the 10-K, each of which is available at the SEC’s Internet site at http://www.sec.gov or http://investor.GameStop.com.

About GameStop

GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is the world’s largest video game retailer, operates approximately 5,300 stores across 14 countries, and offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company’s consumer product network also includes www.gamestop.com and Game Informer® magazine, the world’s leading print and digital video game publication.

General information about GameStop Corp. can be obtained at the Company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Contact

GameStop Corp. Investor Relations

(817) 424-2001

investorrelations@gamestop.com